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                                                                    Exhibit 99.1


BIOLABS CHANGES NAME TO GENESIS BIOVENTURES

REFLECTS COMPANY'S MISSION AS FINANCIAL ACCELERATOR OF BIOTECH INNOVATORS

NEW YORK, NY, Nov. 28 /PRNewswire/ - BioLabs, Inc. (OTC:BILB - NEWS) is pleased to announce that effective today it will be doing business under the new name Genesis Bioventures ("GBI"). The Company plans to formally change its corporate name to Genesis Bioventures, Inc. as soon as it has obtained the approval of its shareholders.

"Our new name, Genesis Bioventures, represents an important milestone in the Company's repositioning and future growth," said Greg McCartney, Chairman of GBI, "and more accurately reflects its corporate mission as a financial accelerator in the biotechnology sector."

"Genesis Bioventures is focused on selecting promising biotechnology companies for strategic equity investments," said Dr. Linda Allison, President and CEO of GBI, "but a financial investment is really only the beginning. As part of our business strategy, we provide our portfolio companies with access to qualified advisors with extensive business management and product development expertise. I believe that our new name reflects our unique approach to fostering new companies in the biotech sector. By working closely with our portfolio companies from the earliest stages, right from the genesis of their product development plans, we plan to accelerate the commercialization of their novel therapeutic and diagnostic products."

The companies being selected for investment by GBI focus on major medical needs in the areas of oncology, neurology and infectious diseases. GBI's portfolio companies are developing products, such as diagnostic assays, that have relatively short development timelines or novel therapeutics that could substantially improve treatment of critical diseases. GBI intends to leverage the scientific expertise of promising developmental stage biotech companies by supplying the essential business and product development expertise often lacking at this stage, thereby ensuring that they realize their full market valuation more quickly. This will be a substantial benefit both to GBI's investors, as well as to the patients who will ultimately benefit from these new medical products.

Portfolio Companies

At present, Genesis Bioventures holds equity positions in three portfolio companies:

    - Biotherapies, Inc. (27% equity interest): A private biotechnology company in Michigan that is developing Mammastatin, a naturally occurring protein that is absent or at low levels in most women with breast cancer or at risk for the disease. Biotherapies is developing this proprietary protein technology as a potential therapeutic for controlling breast cancer.

    - Biomedical Diagnostics, LLC (50% equity interest): Established as a joint venture with Biotherapies, this company is developing diagnostics based on Biotherapies' protein technology. The Mammastatin Serum Assay (MSA) test, the first product in development, is a potential screening diagnostic for assessing breast cancer risk.

    - Prion Developmental Laboratories, Inc. (25% equity interest): A private biotechnology company in Maryland that is developing rapid diagnostic tests for prion diseases. The initial products in development include a pre-symptomatic test for BSE (Bovine Spongiform Encephalopathy) in

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      cattle, commonly known as "Mad Cow Disease", as well as a diagnostic to detect prion diseases in the human blood supply.

All investor inquiries can be made to Lisa Baumgartner at Ruder-Finn at (212) 593-6352 or by e-mail to baumgarnterl@ruderfinn.com. For additional information, please call Genesis Bioventures at (604) 542-0820 or view GBI's web site at www.genesisbioventures.com.

"Safe Harbor" Statement Under The Private Securities Litigation Reform Act of 1995: Any statements in this press release that relate to the Company's expectations are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. Additional risks associated with Genesis Bioventures' business can be found in its periodic filings with the SEC.